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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the inclusion of our report dated January 15, 2003 on the financial statements of United Wisconsin Grain Producers, LLC as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and the period from inception (November 2, 2001) to December 31, 2001 and from inception (November 2, 2001) to December 31, 2002 in the Pre-Effective Amendment No. 4 to Form SB-2 Registration Statement of United Wisconsin Grain Producers, LLC dated on or about April 22, 2003 and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.

                      /s/  BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P
                      Certified Public Accountants

Minneapolis, Minnesota
April 22, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS